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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
      -------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




         Ohio                                          34-1723097
 -----------------------                             ----------------
 (State of incorporation                             (IRS Employer
    or organization)                                 Identification No.



 34555 Chagrin Boulevard
 Moreland Hills, Ohio                                    44022
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  (Address of principal                                 (Zip Code)
    executive offices)




Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of each exchange on
         Title of each class                      which each class is to be
         to be so registered                      registered
         -------------------                      ----------

Depositary Shares, each representing              New York Stock Exchange
1/10 of a share of 8 3/8% Class C
Cumulative Redeemable Preferred
Shares, without par value



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of class)


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Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------

                  For a description of the Depositary Shares, each representing 1/10 of a share of 8 3/8% Class C Cumulative Redeemable Preferred Shares, without par value, of Developers Diversified Realty Corporation (the "Company"), see the information under the caption "Description of Depositary Shares" in the Registration Statement on Form S-3 (Registration No. 333-37067) of the Company, which description is hereby incorporated herein by reference. The Depositary Shares will be listed on the New York Stock Exchange for regular way trading.

Item 2.  Exhibits
         --------

Exhibit No.                      Description
-----------           ------------------------------

3.1 Amendment to the Company's Articles of Incorporation for the Preferred Shares (filed herewith).

3.2 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-11 filed November 23, 1992 (Registration No. 33-54930))

3.3 Code of Regulations of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-11 filed November 23, 1992 (Registration No. 33-54930))

4.1                        Form of Preferred Share Certificate (filed herewith)


4.2                        Form of Depositary Receipt (filed herewith)




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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      DEVELOPERS DIVERSIFIED REALTY CORPORATION


July 2, 1998                          By:  /s/ William H. Schafer
                                          --------------------------------------
                                             William H. Schafer
                                             Chief Financial Officer




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